UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) 02/13/2014

FRONTIER BEVERAGE COMPANY INC

(Exact name of registrant as specified in its charter)

Nevada	000-52297	06-1678089
(State or other jurisdiction)	(Commission file number)	(IRS Employer Identification No.)

2360 Corporate Circle Suite 400 Henderson, NV 89074		10010
(Address of principal executive offices)		(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Frontier Beverage Company, Inc. (the “Company”) entered into a definitive agreement to acquire Dance Broadcast System Inc. a Delaware Corporation from Vinyl Groove Productions Inc., a Wyoming Corporation as the company moves forward with its expansion plan.

The Company holds 90% of the voting rights, and receives 90% of the profits of Dance Broadcast System Inc. and the Company must raise $1,000,000 for the venture during its first year of operation for the planned Production and Development Re-Launch of the Dance Radio Network and development of new web and mobile applications. This venture will be consolidated in the books and records of the Company.

This is an expansion of the company’s current operations as they continue to grow their holding company business and integrate their entertainment operations, traditional and digital marketing, sponsorships and advertising services. The company will continue seeking new acquisitions.

This venture will be consolidated in the books and records of the Company.

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Item 5.01           Changes in Control of Registrant

    On February 1, 2014, Frontier Beverage Company, Inc. (the “Company”) entered into a stock purchase agreement (the “Purchase Agreement”) with Vinyl Groove Productions Inc. pursuant to which, the Company issued 10,000 series “A” (the “Shares”) of the Company’s preferred stock par value, $.001 (“Preferred Stock”) to Vinyl Groove Productions Inc. for 90,000,000 or 90% of the issued or outstanding of Vinyl Groove Productions for an aggregate purchase price of $1,000,000, with voting rights of 66.67% of the issued and outstanding Common Stock of the Company.

There are no arrangements or understandings among the Company and Vinyl Groove Productions Inc. and any of their associates with respect to the election of directors or other nominees, and there are no arrangements, including any pledge by any person of the Company's securities of which may at a subsequent date result in a change in control of the Company.

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Item 5.03          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 24, 2014 the Company filed with the Secretary of State of Nevada a Certificate of Amendment amending the Company’s Amended and Restated Articles of Incorporation to add a designation to the preferred shares and creating Series A with a par value $.001 per share (“Preferred Stock”) The Series “A” designation is filed with the Secretary of State of Nevada. The preferred authorized shares was approved by the board of directors of the Company on December 19 , 2013 and by stockholders holding a majority of the issued and outstanding shares of Common Stock by a resolution dated the same date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Frontier Beverage Company, Inc.

By: /s/ Michael Jamison
Name: Michael Jamison